UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2005

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As part of its overall compensation program, Boston Scientific Corporation (the "Company") grants various awards to its executive officers, key employees and non-employee directors under the Company’s 2000 and 2003 Long-Term Incentive Plans (the "Plans"). The Plans have been approved by the Company's stockholders and are on file with the Securities and Exchange Commission.

The Plans also cover the Company's Performance Incentive Plan which provides an annual cash bonus opportunity for salaried personnel, including executive officers, based upon the level of achievement of quarterly Company and individual objectives. Corporate achievement is measured on a quarterly basis against sales and profitability goals through a matrix of revenue and net income objectives. Individual achievement for an executive officer is measured by comparing the performance of the strategic corporate functions for which each executive officer is responsible against the business plan of the Company. The Executive Compensation and Human Resources Committee of the Board of Directors (the "Compensation Committee") of the Company reviews and approves performance-based annual bonuses for each executive officer under the Plans.

On December 12, 2005, the Compensation Committee reviewed and approved merit-based salary increases and annual cash bonuses for each member of the Company’s Executive Committee in accordance with the terms of the 2005 Performance Incentive Plan. The Company's 2005 Performance Incentive Plan is attached hereto as Exhibit 10.1.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

ExhibitNo.	Description

10.1	Form of 2005 Performance Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: December 16, 2005	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Vice President and Assistant General Counsel

INDEX TO EXHIBITS

ExhibitNo.	Description

10.1	Form of 2005 Performance Incentive Plan